                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF MINNESOTA


In Re:                                              DEBTOR'S THIRD AMENDED
                                                    PLAN OF REORGANIZATION
STOCKWALK GROUP, INC.,

    Debtor.                                         Bky.  Case No. 02-40585
                                                             Chapter 11


      Debtor proposes the following Third Amended Plan of Reorganization (the "Plan") for approval by the creditors and other interested parties.

                                   ARTICLE I
                                  DEFINITIONS

      1.01 Definitions. The following words and phrases when used herein have the following meanings:

            "Administrative Claim" means any Claim for payment of an administrative expense of a kind specified in section 503(b) of the Code and entitled to priority pursuant to section 507(a)(1) of the Code.

            "Allowed Administrative Claim" means any Allowed Claim that is also an Administrative Claim.

            "Allowed Claim" means any portion of Claim that is an allowed claim under Section 502 of the Code.

            "Allowed Priority Claim" means an Allowed Claim that is entitled to priority under Sections 507(a)(2)-(8) of the Code.

            "Chapter 11 Case" means the Chapter 11 case involving Debtor.

            "Claim" means a claim against Debtor as defined in section 101(5) of the Code.

            "Code" means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, and, where applicable, the Federal Rules of Bankruptcy Procedure.

            "Company Shareholders" has the definition set forth at Section 3.04 of the Plan.

            "Confirmation Date" means the date on which a Final Order confirming the Plan is entered by the Court pursuant to Section 1129 of the Code.

            "Confirmation Order" means the Final Order entered by the Court confirming the Plan pursuant to Section 1129 of the Code.

            "Court" means the United States Bankruptcy Court of the District of Minnesota.

            "Creditor Net Income" means Net Income after adding back the effect of the Performance Incentive Pools.

            "Creditors Committee" means (a) until the Court appoints an official committee of creditors, the informal committee of creditors of Debtor formed on or about December 1, 2001, comprised of M&I Marshall & Ilsley Bank, U.S. Bank National Association, John Carroll, Randy Lapic and Henry Allovio, (b) after the U.S. Trustee appoints an official committee of creditors in the Chapter 11 Case, such official committee, and (c) after the Confirmation Date an informal committee of creditors consisting of the members of the official committee or such other persons as the committee may deem appropriate.

            "Debtor" means Stockwalk Group, Inc.

            "Disclosure Statement" means Debtor's Disclosure Statement provided to creditors in connection with the Chapter 11 Case.

            "Disputed Claim" means any portion of any Claim (i) which has been scheduled with the Court as disputed, contingent, or unliquidated, or (ii) proof of which has been filed with the Court and to the allowance of which an objection has been filed within the time limitations fixed by the Code, this Plan or an order of the Court, and as to the allowability of which no determination has been made by Final Order of the Court.

            "Effective Date" means the tenth (10th) day after the Confirmation Date.

            "Extraordinary Recovery" means any payment derived from claims arising out of the events causing the insolvency and liquidation of Debtor's subsidiary, MJK Clearing, Inc., in September of 2001.

            "Final Order" means an order of the Court or the Federal District Court as to which (a) any appeal which has been taken has been finally determined or dismissed or (b) the time for appeal has expired and no appeal has been timely filed.

            "Interest Determination Date" means the last day of the eighth full calendar year following the Effective Date which is nine years following the Effective Date.

            "M&I Account" means the account established with M & I Marshall & Ilsley Bank, a Wisconsin bank corporation, pursuant to Section 4.01(a) of this Plan.

            "MJSK" means Miller Johnson Steichen Kinnard, Inc.

            "Net Income" means Debtor's audited consolidated after-tax net income.

            "Net Income Before Taxes" means Debtor's audited consolidated Net Income before payment of federal or state income taxes.

            "Net Proceeds" means the net sales proceeds derived from the sale of Stockwalk.com, Inc. after payment of all costs incurred in connection with the transaction, including but not limited to accounting and legal fees and sales commissions.

            "Performance Incentive Pool" means that pool of funds approved by Debtor's Board of Directors in an amount not to exceed 20% of the Net Income Before Taxes annually and which amount shall be payable, at the discretion of the Board of Directors to Debtor's officers, brokers and other employees for purposes of employee retention and incentive.

            "Plan" means this Plan of Reorganization.

            "Secured Claim" means any allowed claim that is determined to be secured pursuant to Section 506 of the Bankruptcy Code.

            "Shareholder Agreement" means the Shareholder Voting Agreement to be entered into among the holders of common stock of Debtor pursuant to
      Section 4.03 of this Plan.

                                   ARTICLE II
                       ADMINISTRATIVE AND PRIORITY CLAIMS

      2.01. Description and Treatment of Allowed Administrative Claims. Debtor shall pay each holder of an Allowed Administrative Claim the full amount of such Allowed Administrative Claim (a) in cash on the Effective Date, or as soon as practicable thereafter, but no later than ten business days after the Effective Date or (b) in accordance with such terms to which Debtor and the holder of such Allowed Administrative Claim may agree in writing; provided, however, that (i) allowed Administrative Claims related to executory contracts and unexpired leases shall not be paid prior to the date on which such contracts and leases are actually assumed pursuant to Article V of this Plan and (ii) Allowed Administrative Claims with respect to liabilities incurred by Debtor in the ordinary course of business during the Chapter 11 Case shall, at the option of Debtor, be paid in the ordinary course of business in accordance with their terms. Allowed Administrative Claims related to executory contracts and unexpired leases shall be paid in accordance with their original terms or such different terms to which Debtor and the holders of such claims may agree.

      Fees payable to the U.S. Trustee under 28 U.S.C. Section 1930 shall be paid in full on the Effective Date and thereafter as and when due until the Chapter 11 Case is closed, dismissed or converted. Debtor shall submit monthly operating reports to the United States Trustee each month (or portion thereof) until the Chapter 11 Case is closed, dismissed or converted, or as otherwise required. Such report shall be in the format prescribed by the United States Trustee.

      2.02 Description and Treatment of Allowed Priority Claims. Debtor shall pay any Allowed Priority Claim in full on the Effective Date. Debtor is unaware of any Allowed Priority Claims. The Debtor shall pay each holder of an Allowed Priority Claim which is entitled to priority under 11USC Section 507(a)(8) (except any such holder that agrees to different treatment) the Allowed Amount of such holder's Allowed Priority Claim (a) in cash, in full satisfaction, settlement, release, extinguishment and discharge of such claim, on the Effective Date, or earlier at the election of the Debtor; or (b) in deferred cash payments over a period not exceeding six years after the date of the assessment of the tax on which such claim is based, totaling the Allowed Amount of such claim, plus interest at the federal short-term interest rate calculated under 26 U.S.C. Section 6621(b) on any outstanding balance from the Effective Date. Whether payment is made pursuant to option (a) or (b) shall be at the election of the Debtor.

                                   ARTICLE III
                            CLASSES OF OTHER CLAIMS

      3.01. Description of Class A Claim. The Class A Claim shall consist of the secured Allowed Claim held by M & I Marshall & Ilsley Bank ("M&I Bank") in the amount of approximately $2,186,629. The Class A Claim consists of the remaining unpaid principal balance of a secured loan from M&I Bank to Debtor plus accrued but unpaid interest as of February 1, 2002. The loan was initially made pursuant to a Term Loan Agreement dated as of July 8, 1997, as amended, and evidenced by an Amended Term Note in the original principal amount of $2,797,308.48. Pursuant to a Security Agreement dated as of July 8, 1997, the loan is secured by certain inventory, receivables, equipment and other personal property owned by Debtor, all as further described in the Security Agreement, and by the stock of Debtor's wholly-owned subsidiary, Stockwalk.com, Inc. Debtor estimates the value of the collateral for the loan to be in excess of $4,000,000. Debtor believes that the Class A Claimant is fully secured.

            3.01.1 Description of Class A-2 Claim. Class A-2 shall consist of all allowed secured claims other than the Class A claim not otherwise classified in this Plan.

      3.02. Description of Class B Claims. Class B Claims shall include:

            (a) Allowed Claims held by the holders of approximately $31,800,000 of Debtor's outstanding commercial paper;

            (b) Allowed Claims held by John E. Feltl and the Feltl 1995 Grantor Retained Annuity Trust UD July 1, 1995 (collectively, "Feltl"), pursuant to Section 3.4 of the

      Agreement and Plan of Merger dated as of June 5, 2000, among R.J. Steichen & Company, Stockwalk.com Group, Inc. and SCG Acquisition Corporation (the "Steichen Merger Agreement"). Pursuant to Section 3.4 of the Steichen Merger Agreement, the aggregate amount claimed by Feltl is approximately $3,450,000.

            (c) Allowed Claims held by William F. Farley arising out of a Separation and Settlement Agreement dated as of September 13, 2000, between William F. Farley and Stockwalk.com Group, Inc. The aggregate amount claimed by William F. Farley is approximately $1,600,000; and

            (d) All general, unsecured Allowed Claims (other than an Allowed Administrative Claim or a Claim described as being a part of any other class of Claim pursuant to this Article III) including but not limited to
      (i) Claims arising from the rejection of executory contracts and unexpired leases and (ii) any asserted unsecured deficiency claim of any secured creditor.

      3.03. Description of Class C Claims. Class C Claims shall include: Allowed Claims of holders of approximately $16,412,000 in principal amount of Debtor's outstanding Convertible Subordinated Notes issued in August of 2000, which notes bear interest at 10% per year. In addition to the outstanding principal amount, approximately $820,600 in interest has accrued as of February 1, 2002, but has not yet been paid. The outstanding principal on the Convertible Subordinated Notes is due in 2005. Pursuant to the terms of such notes, the Convertible Subordinated Notes are convertible to Debtor's common stock at a price of $9.00 per share.

      3.04. Description of Class D Interests. The Class D Interests shall consist of all rights attributable to the owners of Debtor's Common Stock, consisting of the holders of approximately 17,000,000 outstanding shares of Debtor's Common Stock, together with all options, warrants, or other rights, commitments or agreements of any nature, if any, to acquire Debtor's Common Stock held by any holder of such interests who is an officer, director or employee of Debtor or MJSK as of April 15, 2002 (the Company Shareholders).

      3.05. Description of Class E Interests. Class E Interests shall consist of all rights attributable to the owners of Debtor's Common Stock, consisting of the holders of approximately 15,750,614 outstanding shares of Debtor's Common Stock, together with all options, warrants, or other rights, commitments or agreements of any nature, if any, to acquire Debtor's Common Stock who are not members of Class D.

                                   ARTICLE IV
                  TREATMENT OF CLASSES OF CLAIMS AND INTERESTS

      4.01. Treatment of Class A Claim.

            4.01(a). Continued Security for Class A Claim. M&I Bank shall have an Allowed Claim in the amount of $2,186,629 plus all post petition interest and reasonable fees, costs or charges in accordance with applicable loan documents, less the dollar amount of payments made during Debtor's Chapter 11 case. M&I Bank shall continue to retain its security interests and all of its rights on and after the Effective Date under the applicable security agreement and loan documents in accordance with their original terms and conditions thereof, except to the extent expressly modified by this Plan.

            4.01(b). Payment of Net Proceeds. On or before the Effective Date of this Plan, Debtor shall have caused all Net Proceeds from the sale of its subsidiary, Stockwalk.com, Inc. to be paid to M&I Bank for application to Debtor's Indebtedness. The outstanding balance of Debtor's indebtedness shall be reduced accordingly.

            4.01(c). Monthly Payments on Class A Claim. Commencing on the Effective Date, and on the same day of each of the next 23 calendar months thereafter until the Class A Claim has been paid in full, Debtor shall pay to M&I Bank monthly payments sufficient in amount to fully amortize the balance of the Class A Claim using a per annum interest rate of eight percent (8%) calculated on the basis of a 360-day year.

            4.01(d). Additional Security. As of the Effective Date, Debtor shall cause its wholly-owned subsidiary, MJSK, to grant a third party security interest in favor of M&I Bank to secure Debtor's repayment of the Class A Claim in all of MJSK's now-owned and hereafter acquired furniture, equipment and fixtures, subject only to the prior claims of existing equipment lessors and purchase money equipment financiers. Said security interest shall be granted to M&I Bank in one or more agreements satisfactory in form and substance to M&I Bank. MJSK shall not guarantee repayment of the Class A Claim.

            4.01(e). Impairment of Class A Claim. The Class A Claim is deemed impaired under the Plan.

            4.01.1 Treatment of Class A-2 Miscellaneous Secured Claims. In full satisfaction of their Allowed Secured Claims, each holder of a Class A-2 Secured Claim shall, at the election of the Debtor: (a) receive a cash payment in an amount equal to the amount of its respective Secured Claim as calculated pursuant to Section 506 of the Bankruptcy Code; (b) receive all right, title, and interest of the Debtor in and to any property of the Debtor pledged to secure such Claim; (c) retain its interest in and to any property of the Debtor pledged to secure such Claim, and receive on account of such Claim deferred cash payments totaling the amount of such Allowed Claim and having a value, as of the Effective Date, equal to the value of such holder's interest in any property of the Debtor pledged to secure such Secured Claim; or (d) if such Secured Claim arises out of a right of setoff, be allowed to exercise its right of setoff. Any Cash payable under part (a) or (b) of the preceding sentence on account of the Allowed Claims in Class A-2 shall be paid in full, in cash, on the later of: (a) the Effective Date of this Plan; (b) the date that any such claim becomes an Allowed Claim; or (c) the date the property securing such claim is liquidated.

      4.02. Treatment of Class B and Class C Claims.

            4.02(a). Annual Payments. Debtor shall make annual payments to holders of Class B and Class C Claims until the total amount of all Class B and Class C Claims has been paid in full. The aggregate amount of each annual payment shall be equal to 72% of Creditor Net Income during the year for which a payment is made. Annual Payments shall be made as follows:

            (i) On or before December 31, 2002, and on or before each succeeding December 31 during any fiscal year for which a payment is due, Debtor shall, using its unaudited results of operations for that portion of the fiscal year ending on November 30 of such year, make a payment to Class B and Class C creditors in an amount equal to 50% of 72% of Creditor Net Income for such period;

            (ii) Within 15 days after Debtor receives the results of its fiscal year end audit, Debtor shall make a payment to Class B and Class C creditors in an amount, which when added to the payment set forth in subparagraph (i) above, equals 72% of Creditor Net Income for such fiscal year.

In the event the payment in subparagraph (i) above results in a total Annual Payment in excess of 72% of Creditor Net Income for such fiscal year, such overpayment will be adjusted in the next succeeding annual payments to Class B and Class C Creditors.

The total amount of each annual payment made to the holders of the Class B and Class C Claims pursuant to this section 4.02(a) shall be divided and paid to each holder in the amount which reflects that holder's proportionate share of all outstanding Class B and Class C Claims without regard to any rights of subordination for any such claims.

      4.02(b). Extraordinary Payments. Debtor shall pay the full amount of any Extraordinary Recovery realized by Debtor to the holders of Class B and Class C Claims as prepayment of such Claims under this Plan within 90 days of the date such Extraordinary Recovery is realized by Debtor. The amount of any payment made pursuant to this section 4.02(b) shall be paid to each holder in the amount which reflects that holder's proportionate share of all outstanding Class B and Class C Claims and shall be applied first to pay interest computed under Section 4.02(d), below, on such claim (if any) and thereafter to reduce the principal balances of the Class B and Class C Claims without regard to any rights of subordination for any such claims.

      4.02(c). Claim Reserve Funds. Debtor's subsidiary MJSK presently holds reserve funds of approximately $2,400,000 to pay or resolve claims against MJSK which may be asserted against it by holders of Class B and Class C Claims. In the event these reserve funds are not fully utilized for such purposes prior to September 24, 2004, Debtor will make a distribution of the funds remaining in the reserve on a prorated basis to all of the holders of Class B and Class C Claims.

      4.02(d). Determination of Interest Rate for Class B and Class C Claims. The rate of interest on the Class B and Class C Claims shall be determined annually, for the fiscal year, on the basis of the Net Income Before Taxes of Debtor for such fiscal year. Subject to the provisions of Section 4.02(e), below, interest on the unpaid principal balance of each Class B and Class C Claim shall be calculated as follows: for each 1 million dollars of Net Income Before Taxes or fraction thereof in excess of $3,000,000, interest shall be calculated at the rate of 1% per annum (or fraction thereof). By way of example, if in any such fiscal year, Debtor's Net Income Before Taxes is $9,752,000, the interest rate for such year shall be 6.75%. If during any fiscal year Debtor's Net Income Before Taxes is $3,000,000 or less, the interest rate for such year shall be 0%.

      4.02(e). Interest on Class B and Class C Claims. In the event that the payments made by Debtor on account of the Class B and Class C Claims pursuant to sections 4.02(a) or (b) or section 7.01(c) of this Plan are sufficient to fully pay the outstanding principal balance of all Class B and Class C Claims prior to the Interest Determination Date, then Debtor shall, simultaneously with its last payment of principal on the Class B and Class C Claims, pay interest on such claims in the amount calculated pursuant to Section 4.02(d), above. If any portion of the outstanding principal balance of the Class B and Class C Claims remains unpaid as of the Interest Determination Date no interest shall be payable with respect to the Class B and Class C Claims and the unpaid principal balance of the Class B and Class C Claims shall be payable pursuant to Sections 4.02(a) and (b), without interest.

      4.02(f). Balloon Payment. Notwithstanding the other provisions of the Plan, if the Class B and C Claims have not been paid in full on or before the end of the 10th full fiscal year following the Effective Date, any and all amounts still due on account of such Class B and C Claims, both principal and interest, shall be payable on or before the last day of the 11th full fiscal year following the Effective Date.

      4.02(g). Amendment of Indenture. That certain Indenture dated as of August 7, 2000, relating to Debtor's Convertible Subordinated Notes shall be amended consistent with the terms of this Plan. All other terms of the Indenture shall remain in full force and effect. U.S. Bank, as Indenture Trustee, agrees that it will file a proof of claim for all fees and expenses incurred in connection with the case which are payable to it by the Debtor pursuant to the Indenture, and the filing of such proof of claim subjects such fees and expenses to a determination of reasonableness under 1129(a)(4).

      4.02(h). Impairment of Class B Claims. The Class B Claims are deemed impaired under the Plan.

      4.02(i). Impairment of Class C Claims. The Class C Claims are deemed impaired under the Plan.

      4.02(j). Disputed Claims. No cash or property shall be distributed under the Plan on account of any Disputed Claims or a portion thereof until such Disputed Claim becomes an Allowed Claim. At such time as a Disputed Claim is resolved and becomes an Allowed Claim, the holder thereof will receive, as soon as practicable thereafter, the distributions to which such holder is then entitled under the Plan. As for the Effective Date, Debtor shall have the exclusive right to make and file objections to Claims, which objections shall be filed within such periods and in such manner as is provided for in the Rules of Bankruptcy Procedure, Local Rules or pursuant to the Court's orders.

4.03. Treatment of Class D Interests.

      4.03(a). Treatment of Class D Interests. As more fully set forth in Sections 6.02 and 6.03, the holders of Class D Interests shall retain their respective interests (except that any outstanding warrants, options, or other rights, commitments, or agreements of any nature, if any, to acquire additional shares of Debtor's Common Stock are cancelled and terminated). All holders of Class D Interests (i) shall sign a written consent to their less favorable treatment under the Plan as compared with the treatment afforded other holders of interests, and (ii) shall execute a Shareholder Agreement generally requiring them to exercise their rights and powers as shareholders to execute the terms of this Plan.

      4.03(b). Impairment of Class D Interests. The Class D Interests are deemed impaired under this Plan.

4.04. Treatment of Class E Interests.

      4.04(a). Treatment of Class E Interests. On the Effective Date, all shares of Common Stock held by holders of Class E Interests shall be terminated and such holders shall be paid an amount equal to $0.005/share or a total of approximately $75,000. The share certificates representing all terminated shares must be surrendered to Debtor in exchange for such payments. Any holder of such an interest that has not surrendered the certificate for the interest within five years after the Confirmation Date may not participate in distribution under the Plan. All outstanding warrants, options, or other rights, commitments or agreements of any nature, if any, to acquire shares of Debtor's Common Stock are cancelled and terminated.

      4.04(b). Impairment of Class E Interests. The Class E Interests are deemed impaired under this Plan.

                                    ARTICLE V
                         EXECUTORY CONTRACTS AND LEASES

      5.01. Contracts and Leases Generally Deemed Assumed. All executory contracts and unexpired leases of Debtor, except those specifically rejected on or before confirmation of the Plan, shall be deemed to be assumed by Debtor under the terms of this Plan as of the Effective Date and shall be paid in accordance with their terms and conditions. Debtor is not aware of any default on the part of Debtor under any executory contract or unexpired lease deemed assumed under the terms of this Plan. Debtor shall provide notice, prior to the confirmation hearing, to holders of executory contracts, as to whether such contracts are being assumed or rejected.

                                   ARTICLE VI
                            MEANS FOR IMPLEMENTATION

      6.01. Debtor to Continue Operations of MJSK. MJSK is a wholly owned subsidiary of Debtor. Debtor shall, after the Confirmation Date, cause MJSK to continue its operations, including its full service broker-dealer and investment banking operations. Debtor itself shall have no meaningful operations, other than through MJSK. Debtor shall cause MJSK to assign such funds to Debtor as may be necessary for Debtor to make all payments required to be made to holders of Claims pursuant to this Plan. Pro forma financial statements showing the estimated future financial condition and results of operations of Debtor and MJSK are contained on Exhibit 3 to the Disclosure Statement. Such projections and analysis of MJSK's ability to make payments required by the Plan are the result of discussions with, and have been reviewed and approved by, the Creditors Committee. Such projections indicate that MJSK is expected to generate revenues sufficient to pay all Claims pursuant to this Plan.

      6.02. Debtor To Become Privately Held. Debtor is currently a publicly held corporation subject to reporting and other requirements under the Securities Exchange Act of 1934. The effect of the Plan will be to reduce the number of holders of its Common Stock to below 300 which will transform Debtor from a publicly held corporation to a privately held corporation, not subject to the same reporting requirements. By transforming Debtor into a privately held corporation, Debtor expects to save costs associated with regulatory compliance required of publicly held corporations. This Plan has been proposed with the intention of preserving existing equity ownership in an amount in excess of 50% in order to preserve the reorganized Debtor's ability to utilize net operation loss carryforwards pursuant to applicable provisions of the Internal Revenue Code of 1986, as amended. Funds available for payment of Class B and Class C Claims will be derived from Creditor Net Income which assumes that Debtor will not pay federal income taxes during a portion of the repayment period.

      6.03. Shareholder Loan. Eldon C. Miller and David B. Johnson have agreed to fund payment to holders of Class E Interests by making a loan to Debtor in an amount sufficient to fund such payments. Such loan shall bear interest at the rate of six percent per annum. Principal and interest payable under such loan shall be subordinate to all payments under the Plan.

Upon the Effective Date, Debtor's Common Stock shall be owned as follows:

                Current Shareholder            Shares Owned
                -------------------            ------------
                David B. Johnson                4,309,150
                Eldon C. Miller                 4,250,000
                Paul Kuehn                      4,217,100
                Stanley Rahm                    1,788,469
                Todd W. Miller                    821,021
                N. Lee Wesley                     616,677
                Steven Mattson                    271,929
                Mark Beese                        238,324
                Other Company Shareholders        487,330

      6.04. Shareholder Agreement. Pursuant to Section 4.03, all shares of common stock of Debtor shall be subject to a Shareholder Agreement requiring the shareholders to exercise their rights and powers as shareholders to elect the individual nominated by the Creditors Committee pursuant to Section 7.01(g) and prohibiting any transfer of shares which would cause Debtor to be unable to carryforward net operating losses for federal income tax purposes.

      6.05. Transfer Restrictions. Section 382(1)(5) of the Internal Revenue Code of 1986, as amended, provides that if an ownership change in an amount in excess of 50% occurs within the two year period immediately following confirmation, Debtor's ability to utilize its net operating loss carryforwards will be eliminated. Consequently, for a period of two years after the end of the fiscal year in which this Plan is confirmed, any attempted sale, transfer, assignment, conveyance, grant, pledge, gift or other disposition of any share or shares of Common Stock, or any right or option to purchase such stock, to any person, entity or group acting in concert who owns, or who, as a result of such transfer would own or would be treated as owning, 5% or more of the value of the outstanding Common Stock or would otherwise be treated as a 5% shareholder within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, shall be void ab initio, insofar as it purports to transfer ownership of rights in respect of such stock to the purported transferee, unless the transfer is approved in advance by the Board of Directors of Debtor. If a shareholder attempts to violate the transfer restrictions described in this
Section 6.05, Debtor shall be entitled to seek an injunction to restrain the violation or the attempted violation of such transfer restrictions.

                                   ARTICLE VII
                         ADDITIONAL COVENANTS OF DEBTOR

      7.01. Covenants. As consideration for the approval of this Plan, Debtor hereby covenants as follows:

            7.01(a). Restriction on General Expenditures. Debtor shall submit a consolidated expenditures budget for itself and MJSK for its next fiscal year to the Board of Directors of Debtor at least 60 days prior to the end of each fiscal year. The Board of Directors (including the director nominated by the Creditors Committee pursuant to Section 7.01(g) of this
      Plan) must approve the expenditures budget before Debtor makes any expenditures or permits MJSK to make expenditures during the fiscal year covered by such budget.

            7.01(b). Restriction on Capital Expenditures. Debtor shall not make capital expenditures in an aggregate amount greater than $100,000 during any fiscal year without the written consent of the Creditors Committee, and shall make no individual expenditure in excess of $50,000 without approval of the Board of Directors.

            7.01(c). Minimum Payments to Holders of Class B and Class C Claims. Debtor shall make cumulative minimum payments to the Class B and Class C Creditors in an annual amount equal to the lesser of the outstanding principal balance of the Class B and Class C Claims, in the aggregate, or the following percentage of the total amount of all Class B and Class C Claims then outstanding:

                                                   Cumulative Minimum
                                                  Percentage Payment of
                                                 Outstanding Class B and
             Fiscal Year                            Class C Claims
             -----------                            --------------
Year 1 (first full fiscal year under the Plan)              0%
Year 2                                                      1%
Year 3                                                      3%
Year 4                                                      7%
Year 5                                                     10%
Year 6                                                     15%
Year 7                                                     20%
Year 8                                                     30%
Year 9                                                     40%
Year 10                                                    50%

            7.01(d). Financial Statements. Debtor shall provide to the Creditors Committee audited consolidated financial statements within 90 days of the end of each of Debtor's fiscal years and monthly unaudited consolidated financial statements within 20 days after the end of each month.

            7.01(e). Sale of Assets. Debtor shall not sell all or substantially all of its assets without the written approval of the Creditors Committee.

            7.01(f). Reorganization, Merger or Acquisition. Debtor shall not enter into any transaction involving a merger or consolidation with, or the material acquisition of or by, another entity, or any transaction involving a reorganization of Debtor without the written approval of the Creditors Committee.

            7.01(g). Representation on Board of Directors. The Creditors Committee shall, within ten days after the Confirmation Date nominate one person to serve on the Board of Directors of Debtor. Pursuant to the Shareholder Agreement, the shareholders shall be required to elect the nominated individual to the Board of Directors. Such individual shall be appointed to both the compensation and executive committees of the Board of Directors of Debtor, if such committees exists. Additionally, the Creditors Committee shall be entitled to have one member sit as an observer at all meetings of the Board of Directors, which member shall have no voting rights. The Creditors Committee's voting member of the Board of Directors shall be the Creditors Committee's financial consultant, or successor and no other person. The Shareholder Agreement shall require the shareholders of Debtor to exercise their rights and powers as shareholders in whatever manner may be required to effect such appointment if the Board of Directors does not make such appointment.


      7.02. Remedies. In the event that Debtor should fail to comply with any of the covenants set forth in Section 7.01, above, and such failure shall continue for a period of 60 days after written notice from the Creditors Committee identifying the failure, the Creditors Committee shall, as its sole remedy hereunder, be entitled to recommend removal of the then acting chief executive officer of Debtor and appointment of a new chief executive officer, chosen by the Creditors Committee. If the Board of Directors of Debtor does not accept such recommendation, the Shareholder Agreement shall require the shareholders to exercise their rights and powers as shareholders in whatever manner may be necessary to effect such recommendation.

                                  ARTICLE VIII
                            SUPERVISION OF THE PLAN

      8.01. Jurisdiction. Until the Chapter 11 Case is closed, the Court shall retain the fullest and most extensive jurisdiction that is permissible, including that necessary to ensure that the purposes and intent of this Plan are carried out and to hear and determine all claims that could have been brought before the entry of the Confirmation Order. Except as otherwise provided in this Plan, the Court shall retain jurisdiction to hear and determine all claims against Debtor and to adjudicate and enforce all causes of action that may exist on behalf of Debtor. Nothing contained herein shall prevent Debtor from taking such action as may be necessary to enforce or prosecute any cause of action that Debtor has or may have and that may not have been enforced or prosecuted by Debtor, which cause of action shall survive confirmation of this Plan and shall not be affected thereby except as specifically provided herein.

      8.02. General Retention. Following confirmation of this Plan, the court shall also retain jurisdiction for the purposes of classifying any claim, re-examining claims that have been allowed for purposes of voting and determining such objections as may be filed with the court with respect to any claim. The failure by Debtor to object to or examine any claim for the purposes of voting shall not be deemed a waiver of the right of Debtor to object to or re-examine such claim, in whole or in part.

      8.03. Specific Purposes. In addition to the foregoing, after confirmation of the Plan the court shall retain jurisdiction to the maximum extent legally permissible, including for the following specific purposes:

            (a) to modify this Plan after confirmation, pursuant to the Code;

            (b) to correct any defect, cure any omission or reconcile any inconsistency in this Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of this Plan, including the adjustment of the date(s) of performance under this Plan and any documents related thereto so that the intended effect of this Plan and such other documents may be substantially realized thereby;

            (c) to enforce and interpret the terms and conditions of this Plan;

            (d) to enter such orders including, but not limited to, injunctions as are necessary to enforce the title, rights and powers of Debtor;

            (e) to hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits and similar or related matters with respect to Debtor, or its estate arising prior to the Effective Date or relating to the period of administration of the Chapter 11 Case;

            (f) to hear and determine all applications for compensation of professionals and reimbursement of expenses under Sections 330, 331 or 503(b) of the Code;

            (g) to hear and determine any causes of action arising during the period from the date a petition is filed through the Effective Date, or in any way related to this Plan or the transactions contemplated hereby, against Debtor, the Creditors Committee or their respective officers, directors, stockholders, members, attorneys, financial advisors, representatives and agents;

            (h) to determine any and all motions pending on confirmation for the rejection, assumption or assignment of executory contracts or unexpired leases and the allowance of any claim resulting therefrom;

            (i) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

            (j) to consider and act on the compromise and settlement of any claim against the interest in Debtor or its estate;

            (k) to determine all questions and disputes regarding title to the assets of Debtor or its estate;

            (l) to enter such orders as are necessary to implement and enforce any other orders entered in the Chapter 11 Case; and

            (m) to hear and determine any other matters related hereto and not inconsistent with the Code.

                                   ARTICLE IX
                                 MISCELLANEOUS

      9.01. Authority to Effectuate Plan. Upon the entry of the Confirmation Order by the Court, all matters provided under the Plan shall be deemed to be authorized and approved without further approval from the Court. Debtor's charters and by-laws may be modified and amended, to the extent necessary to effectuate the provisions of this Plan. Debtor shall authorize, without further application to or order of the Court, to take whatever action is necessary to achieve consummation of the Plan and to effectuate the distributions provided for hereunder.

      9.02. Modification. Prior to the Confirmation Date, Debtor may alter, amend or modify the Plan in accordance with section 1127(a) of the Code. After the Confirmation Date, but prior to substantial consummation of the Plan, Debtor may institute proceedings with the Court to remedy any defect or omission or reconcile any inconsistency in the Plan, so long as such proceedings do not materially adversely affect the treatment of holders of any Claims, provided that prior notice of such proceedings shall be served in accordance with applicable rules or order of the Court.


      9.03. Objections to Claims. Objections to Claims may be filed with the Court and served upon each holder of a Disputed Claim up to and including 30 days following the Confirmation Date.

      9.04. Existence of Creditors Committee. The Creditors Committee shall continue to exist as long as any holders of any Claim remain unpaid under the Plan.

      9.05. Expenses of Creditors Committee. Debtor shall pay reasonable expenses of the Creditors Committee, including reasonable legal counsel and financial advisor fees.

      9.06. Time of the Essence. All payments required to be made pursuant to this Plan shall be made in a timely fashion.

      9.07. Release of Debtor. As of the Effective Date, the rights afforded under the Plan shall be in exchange for and in complete settlement, satisfaction, payment, cancellation, discharge and release of all claims of any nature whatsoever against Debtor or any of its assets or properties or its interests therein (excluding any subsidiaries of Debtor), and all holders of Claims shall be precluded from asserting against Debtor, its assets or properties, any other or further claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date; provided, however, that such release shall not be effective as to any obligation of Debtor under an executory contract or unexpired lease unless and until such lease or contract is rejected as provided hereunder or as to any claim based on the security interest of M&I Bank retained pursuant to
Section 4.01(a) of this Plan. The discharge of Debtor shall be effective as to each claim regardless of whether a proof of claim therefor was filed, whether the claim is an Allowed Claim or whether the holder thereof votes to accept the Plan. Nothing in this Plan is intended to act as a release of any party other than Debtor and Debtor in Possession.

      9.08. No Release of Third Parties. Except as set forth in this Plan, nothing in the Plan, Disclosure Statement or confirmation order shall constitute a waiver or release of any claim, cause of action or legal right or defense that Debtor had immediately prior to the commencement of the Chapter 11 case against or with respect to any claim or interest including under any policy of insurance under which Debtor has any right or interest.

      9.09. Expenses of Debtor. Any payment made or to be made by Debtor or by any person acquiring property pursuant to this Plan, for services or for costs and expenses in or in connection with the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, must be approved by the Court as reasonable.

      9.10 Retention of Rights of Action. Unless a claim or cause of action against a creditor or other entity is expressly waived, relinquished, released, compromised or settled in the Plan, Debtor hereby expressly reserves such claim or cause of action and the right to pursue the same.

      IN WITNESS WHEREOF, Debtor has executed this Plan of Reorganization as of the 21st day of May, 2002.


                                                         STOCKWALK GROUP, INC.


                                                         By /s/ David B. Johnson
                                                           ---------------------
                                                         Its: CEO/President
                                                             -------------------